                                                                    EXHIBIT 10.4

                             AMERICAN SAVINGS BANK
                     EMPLOYEE SEVERANCE COMPENSATION PLAN


                                 PLAN PURPOSE

     The purpose of the American Savings Bank Employee Severance Compensation Plan is to assure for American Savings Bank (the "Bank") the services of Employees of the Bank in the event of a Change in Control (capitalized terms are defined in section 2.1) of American Financial Holdings, Inc. (the "Holding Company") or the Bank. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of the Employees of the Bank and the effect upon the Bank resulting from the uncertainties of continued employment, reduced Employee benefits, management changes and relocations that may arise in the event of a Change in Control of the Bank or the Holding Company. The Bank's and the Holding Company's Boards of Directors believe that it is in the best interests of the Bank and the Holding Company to provide long term and key Employees of the Bank with such benefits in order to defray the costs and changes in Employee status that could follow a Change in Control. The Board of Directors believes that the Plan will also aid the Bank in attracting and retaining highly qualified individuals who are essential to its success and the Plan's assurance of fair treatment of the Bank's Employees will reduce the distractions and other adverse effects on Employees' performance in the event of a Change in Control.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     1.1  Establishment of Plan
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     As of the Effective Date of the Plan as defined herein, the Bank hereby establishes an employee severance compensation plan to be known as "American Savings Bank Employee Severance Compensation Plan." The purposes of the Plan are as set forth above.

     1.2  Applicability of Plan
          ---------------------

     The benefits provided by this Plan shall be available to all Employees of the Bank, who, at or after the Effective Date, meet the eligibility requirements of Article III, except for those executive officers who have entered into, or who enter into in the future, and continue to be subject to an employment or change in control agreement with the Employer.

     1.3  Contractual Right to Benefits
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     This Plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against the Employer, Bank, or both.

                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION

     2.1  Definitions
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     Whenever used in the Plan, the following terms shall have the meanings set forth below.

     (a) "Annual Compensation" of a Participant (other than a Designated Officer) means and includes all wages, salary, bonus, and cash compensation, if any, paid (including accrued amounts) by an Employer as consideration for the Participant's service during the 12 months ended the date as of which Annual Compensation is to be determined, which are or would be includable in the gross income of the Participant receiving the same for federal income tax purposes. In the case of a Participant who is a Designated Officer, "Annual Compensation" means the Participant's annual salary in effect immediately prior to the Change in Control plus the average of the Participant's bonus or incentive compensation for the three (3) most recently completed years preceding the effective date of the Change in Control.

     (b)  "Bank" means American Savings Bank or any successor as provided for in
Article VII hereof.

     (c) "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

     (d) "Conversion Date" means the date the Holding Company first issues common stock pursuant to its initial public offering and the Bank's mutual-to-stock conversion.

     (e) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine if or when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employees lifetime.

     (f) "Effective Date" means the date the Plan is approved by the Board of Directors of the Bank, or such other date as the Board shall designate in its resolution approving the Plan.

     (g) "Employee" means any Employee of the Bank or any subsidiary thereof who has completed at least one year of service with the Bank, or any subsidiary thereof, provided, however, that any Employee who is covered or hereinafter becomes covered by an employment contract or change in control agreement with the Employer shall not be considered to be an Employee for purposes of this Plan.

     (h) "Expiration Date" means a date ten (10) years from the Effective Date unless earlier terminated pursuant to Section 8.2 or extended pursuant to
Section 8.1.

     (i) "Employer" means the Bank or a subsidiary of the Bank or a parent of the Bank which has adopted the Plan pursuant to Article VI hereof.

     (j) "Just Cause" shall mean termination because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure or unjustified neglect to perform stated duties, conviction of or pleading guilty or nolo contendere to any crime or offense punishable as a felony or to any crime or offense involving moral turpitude, or violation of any final cease-and desist order. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry.

     (k) "Leave of Absence" and "LOA" mean (i) the taking of an authorized or approved leave of absence under the provisions of the federal Family and Medical Leave Act ("FMLA"), (ii) any state law providing qualitatively similar benefits as the FMLA, or (iii) a leave of absence authorized under the policies of the Bank. "Leave of Absence" and "LOA" are defined in this paragraph for the exclusive purposes of this Plan.

     (l)  "Payment" means the payment of severance compensation as provided in
Article IV hereof.

     (m) "Participant" means an Employee who meets the eligibility requirements of Article III.

     (n)  "Plan" means American Savings Bank Employee Severance Compensation
Plan.

     (o) "Year of Service" means each consecutive 12 month period, beginning with an Employee's date of hire and running without a termination of employment in which an Employee is credited with at least one hour of service in each of the 12 calendar months in such period. The taking of an LOA shall not eliminate a period of time from being a Year of Service if such period of time otherwise qualifies as such. Further if a particular 12 month period of time would not otherwise qualify under the Plan as a Year of Service because one hour of service is not credited during each month of such period due to the taking of a LOA, then such period of time shall be deemed to be a Year of Service for all other sections of this Plan.

     2.2  Applicable Law
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     The laws of the State of Connecticut shall be the controlling law in all matters relating to the Plan to the extent not preempted by Federal law.

     2.3  Severability
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     If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                  ARTICLE III
                                  ELIGIBILITY

     3.1  Participation
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     For purposes of this Plan, the term "Participant" shall include:

     (a) Without regard to Years of Service, all Employees who were employed by the Employer as of the Conversion Date; and

     (b) All Employees employed after the Conversion Date who have completed at least One Year of Service with the Employer at the time of any termination pursuant to Section 4.2 herein; and

     (c) Without regard to Years of Service, each Vice President of the Bank or other Employee who is designated as a Participant by the Board of Directors of the Bank (a "Designated Officer").

      Notwithstanding the foregoing, persons who have entered into and continue to be covered by an employment contract or change in control agreement with the Employer shall not be entitled to participate in this Plan.

     3.2  Duration of Participation
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     A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Employee of an Employer, unless such Participant is entitled to a Payment as provided in the Plan. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.

                                  ARTICLE IV
                                   PAYMENTS

     4.1  Right to Payment
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     A Participant shall be entitled to receive from its respective Employer a Payment in the amount provided in Section 4.3 if there has been a Change in Control of the Bank or the Holding Company and if, within twenty-four (24) months thereafter, the Participant's employment by an Employer shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Payment if termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 4.2, Disability, or for Just Cause.

     4.2  Reasons for Termination
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     Following a Change in Control, a Participant shall be entitled to a Payment if employment by an Employer is terminated, voluntarily or involuntarily, for any one or more of the following reasons:

          (a) The Employer reduces the Participant's base salary or rate of compensation as in effect immediately prior to the Change in Control.

          (b) The Employer materially changes Participant's function, duties or responsibilities which would cause Participant's position to be one of lesser responsibility, importance or scope with the Employer than immediately prior to the change in control.

          (c) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than thirty (30) miles from the location of the Participant's job or office immediately prior to the Change in Control provided that such new location is not closer to Participant's home.

          (d) The Employer materially reduces the benefits and perquisites available to the Participant immediately prior to the Change in Control, provided, however, that a material reduction in benefits and perquisites generally provided to all Employees of the Bank on a nondiscriminatory basis would not trigger a payment pursuant to this Plan.

          (e) A successor to the Bank fails or refuses to assume the Bank's obligations under this Plan, as required by Article VII.

          (f) The Bank or any successor to the Bank breaches any other provisions of this Plan.

          (g) The Employer terminates the employment of a Participant at or after a Change in Control other than for Just Cause.

     4.3  Amount of Payment
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          (a) Each Participant who was employed by the Employer as of the Conversion Date (other than a Participant who is a Designated Officer), and is entitled to a Payment under this Plan, shall receive from the Bank a lump sum cash payment equal to one-twelfth (1/12th) of Annual Compensation for each year of service. The maximum benefit paid under this subsection shall be 1.99 times Annual Compensation and the minimum benefit shall be 1.00 times Annual Compensation.

          (b) Each Participant who was employed by the Employer after the Conversion Date (other than a Participant who is a Designated Officer) and who is entitled to a Payment under this Plan shall receive from the Bank, a lump sum cash payment equal to one-twelfth of Annual Compensation for each year of service up to a maximum of 1.99 times Annual Compensation.

          (c) Each Participant who is a Designated Officer and who is entitled to a Payment under this Plan shall receive from the Bank, a lump sum cash payment equal to the greater of (i) a Payment determined under the preceding sentence of this Section 4.3(a) or (ii) three (3) times the average of their Annual Compensation.

          (d) In the case of a Participant who is a Designated Officer and who is entitled to a Payment under this Plan, the Bank shall continue for a period of thirty-six (36) months after the Participant's termination of employment to provide medical, life and disability benefits to the Participant and/or the Participant's eligible dependents at least equal to that which would have been provided in accordance with the Bank's plans and policies in effect immediately prior to the Change in Control if the Participant's employment had not been terminated. If the terms of the plans do not permit continued participation by the Participant or his eligible dependents, the Bank shall either arrange for substantially similar coverage or provide the Participant with a cash payment equal to the monetary equivalent thereof.

          (e) The Participant shall not be required to mitigate damages on the amount of the Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment hereunder.

          (f) Notwithstanding anything in this Plan to the contrary, in the event of the involuntary termination of employment of a Participant by the Bank, other than for Just Cause, during the twelve-month period beginning on the second anniversary of the effective date of the Change in Control, the Participant shall be entitled to receive severance benefits in an amount and kind not less than those which the Participant would have received under the Bank's employee severance policy as in effect immediately prior to the effective date of the Change in Control if the Participant's employment had been involuntarily terminated as of such date.

     4.4  Time of Payment
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     The Payment to which a Participant is entitled shall be paid to the Participant by the Employer or the successor to the Employer, in cash and in full, not later than twenty (20) business days after the termination of the Participant's employment. If any Participant should die after termination of the employment but before all amounts have been paid, such unpaid amounts shall be paid to the Participant's named beneficiary, if living, otherwise to the personal representative on behalf of or for the benefit of the Participant's estate.

     4.5  Tax Indemnification
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     (a) If a Payment and any other compensation or benefits paid to any Participant in the event of a Change in Control are determined to be subject to the excise tax imposed under Section 4999 of the Code, the Bank shall pay the Participant one or more cash payments ("Gross-up Payment") sufficient to pay the Excise Tax and an additional amount sufficient to pay all taxes due on the Gross-up Payment determined at the Participant's highest marginal tax rate for the year of payment (the "Supplemental Payment").

     (b) Subject to the provisions of subsection (c) of this Section 4.5, all determinations required to be made under this Section 4.5, including without limitation whether the Gross-up Payment is required and the amount of the Gross-up Payment and the Supplemental Payment, shall be made by a nationally recognized independent accounting firm to be selected by the Bank (the "Accounting Firm"). Each Participant shall provide the Accounting Firm any information reasonably requested by it necessary to make such determination, including without limitation copies of the Participant's tax returns for the periods affected, all of which shall be maintained in confidence by the Accounting Firm. The Accounting Firm shall provide detailed supporting calculations together with its written opinion with respect to the accuracy of such calculations to the Bank and the Participant within fifteen (15) business days of the date of termination. All fees and expenses of the Accounting Firm shall be borne solely by the Bank. The initial Gross-up Payment and Supplemental Payment, if any, as determined pursuant to this Section 4.5 shall be paid to the Participant within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall also furnish the Participant with an opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty and in the absence of such an opinion, a Gross-up Payment and

Supplemental Payment in the amount which the Accounting Firm determines to be payable shall be due and payable to the Participant. Except as provided in the preceding sentence, any determination by the Accounting Firm shall be binding upon the Bank and the Participant. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-up Payments and Supplemental Payments which shall not have been made by the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Bank exhausts the remedies provided in Section
4.5 hereof and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Participant.

     (c) The Participant shall notify the Bank in writing of any claim by the Internal Revenue Service ("IRS") that, if successful, would require the payment by the Bank of the Gross-up Payment and Supplemental Payment; provided, that failure by the Participant to give such notification shall not affect any of the Participant's rights or the obligations of the Bank under this Plan. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Participant knows of such claim and shall apprise the Bank of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the thirty (30) calendar day period following the date on which the Participant gives such notice to the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Bank notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

          (i) give the Bank any information reasonably requested relating to such claim,

          (ii) take such action in connection with contesting such claim as the Bank may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

          (iii) cooperate with Bank in good faith in order effectively to contest such claim, and

          (iv) permit the Bank to participate in any proceedings relating to such claim; provided, however, that the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation, and payment of costs and expenses. Without limiting the foregoing, the Bank shall control all proceedings taken in connection with such contest and, at the sole option of the Bank may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank may determine; provided, however, that if the Bank directs the Participant to pay such claim and sue for a refund, the Bank shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the control of the contest by the Bank shall be limited to issues with respect to which a Gross-up Payment and Supplemental Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

     (d) If, after the receipt by the Participant of an amount advanced by the Bank pursuant to Section 4.5(c) hereof, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to compliance by the Bank with the requirements of Section 4.5(c) hereof) promptly pay to the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Bank pursuant to Section 4.5(c) hereof, a determination is made that the Participant is not entitled to any refund with respect to such claim and the Bank does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty
(30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment and Supplemental Payment required to be paid. Any contest of a denial refund shall be controlled by Section 4.5(c) hereof.

                                   ARTICLE V
                    OTHER RIGHTS AND BENEFITS NOT AFFECTED

     5.1  Other Benefits
          --------------

     Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

     5.2  Employment Status
          -----------------

     This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Employer's policies regarding termination of employment.

                                  ARTICLE VI
                            PARTICIPATING EMPLOYERS

     6.1 Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any Subsidiary or Parent of the Bank. Upon such adoption, the Subsidiary or Parent shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary or Parent. The term "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock. The term "Parent" means any corporation which holds a majority of the voting power of the Bank's outstanding shares of capital stock.

                                  ARTICLE VII
                             SUCCESSOR TO THE BANK

     7.1 The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this plan, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                 ARTICLE VIII
                      DURATION, AMENDMENT AND TERMINATION

     8.1  Duration
          --------

     If a Change in Control has not occurred, this Plan shall expire as of the Expiration Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors of the Bank.

     Notwithstanding the foregoing, if a Change in Control occurs this Plan shall continue in full force and effect, and shall not terminate or expire until such date as all Participants who become entitled to Payments hereunder shall have received such Payments in full.

     8.2  Amendment and Termination
          -------------------------

     The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

     8.3  Form of Amendment
          -----------------

     The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to each Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.

     8.4  No Attachment
          -------------

          (a) Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such action shall be null, void, and of no effect.

          (b) This Plan shall be binding upon, and inure to the benefit of, Employee and the Bank and their respective successors and assigns.

                                  ARTICLE IX
                            LEGAL FEES AND EXPENSES

     9.1 All reasonable legal fees and other expenses paid or incurred by a party hereto pursuant to any dispute or question of interpretation relating to this Plan shall be paid or reimbursed by the prevailing party in any legal judgment, arbitration or settlement.

                                   ARTICLE X
                              REQUIRED PROVISIONS

     10.1 The Bank may terminate the Employee's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee shall not have the right to receive compensation or other benefits for any period after termination for Just Cause as defined in Section 2.1 hereinabove.

     10.2 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     10.3 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     10.4 If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                                  ARTICLE XI
                          ADMINISTRATIVE  PROVISIONS

     11.1 Plan Administrator.  The administrator of the Plan shall be under the
          -------------------
supervision of the Board of Directors of the Bank or a Committee appointed by the Board (the "Board"). It shall be a principal duty of the Board to see that the Plan is carried out in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Board will have full power to administer the Plan in all of its details subject, however, to the requirements of ERISA. For this purpose, the Board's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan: (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan; (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan; (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan; (d) to compute the amount of Payment that will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid; (e) to authorize Payments; (f) to appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and (g) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with Section 405 of ERISA.

     11.2 Named fiduciary.  The Board will be a "named fiduciary" for purposes
          ----------------
of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.

     11.3 Claims and review procedures.
          -----------------------------

          (a)  Claims procedure.  If any person believes he is being denied any
               -----------------
     rights or benefits under the Plan, such person may file a claim in writing with the Board. If any such claim is wholly or partially denied, the Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Board (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

          (b)  Review procedure.  Within 60 days after the date on which a
               -----------------
     person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Board for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Board. The Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Board (or within 120 days, if special circumstances require an extension of time for processing the requests such as an election by the Board to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

     11.4 Nondiscriminatory exercise of authority.  Whenever, in the
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administration of the Plan, any discretionary action by the Board is required, the Board shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     11.5 Indemnification of Board.  The Bank will indemnify and defend to the
          -------------------------
fullest extent permitted by law any person serving on the Board or as a member of a committee designated as Board (including any person who formerly served as a Board member or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys fees and amounts paid in settlement of any claims approved by the Bank) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

     11.6 "Plan Year"  means the period beginning on the Effective Date and
          -----------
ending on _________, 200_ and the 12 consecutive-month period ending each year thereafter.

     11.7 Benefits solely from general assets.  The benefits provided hereunder
          ------------------------------------
will be paid solely from the general assets of the Bank. Nothing herein will be construed to require the Bank or the Board to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Bank from which any payment under the Plan may be made.

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Having been adopted by its Board of Directors on ____________, this Plan is executed by its duly authorized officers this ___ day of ________, 1999.

Attest:                                   AMERICAN SAVINGS BANK


__________________________________        By:  _________________________________
                                               For the Entire Board of Directors


Having been adopted by its Board of Directors on ______________, this Plan is executed by its duly authorized officers this ___ day of ________, 1999.


Attest:                               AMERICAN FINANCIAL HOLDINGS, INC.


__________________________________        By:  _________________________________
                                               For the Entire Board of Directors